SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2003

MERCURY AIR GROUP, INC.

(Exact name of Registrant as specified in Charter)

DELAWARE	1-7134	11-1800515

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5456 McConnell Avenue, Los Angeles, CA 90066

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (310) 827-2737

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure	3
Item 7. Financial Statements and Exhibits	3
Signature	4
Exhibit 2.1
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6
Exhibit 99.1

Item 5. Other Events and Regulation FD Disclosure

     On October 28, 2003 Mercury Air Group, Inc. (the “Company”) announced the assignment and restructuring of its $24 million Senior Subordinated 12% Note due December 31, 2005 previously held by J. H. Whitney Company Mezzanine Fund LLP to Allied Capital Corporation (“Allied”) and the execution of a definitive agreement to sell the Company’s wholly-owned subsidiary, Mercury Air Centers, Inc., to Allied for $70 million, subject to a certain escrow arrangement and adjustments for certain capital investments and closing working capital, and to other customary terms and conditions, Completion of the sale is subject to, among other matters, completion of due diligence and regulatory agencies’ approvals. See exhibit 99.1 for the press release.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement Dated as of October 28, 2003 By and Among Allied Capital Corporation, Mercury Air Centers, Inc. and Mercury Air Group, Inc. (Mercury will furnish, upon request, to the SEC a copy of all exhibits and schedules attached thereto)

10.1	Amendment No. 4 to Securities Purchase Agreement by and between Mercury Air Group, Inc. and Allied Capital Corporation, as Assignee of J. H. Whitney Mezzanine Fund, L.P. dated as of October 28, 2003

10.2	Assignment of Note dated as of October 28, 2003 between Allied Capital Corporation and J. H. Whitney Mezzanine Fund, L.P.

10.3	Second Amended and Restated Allied Capital Corporation 12% Senior Subordinated Promissory Note dated September 10, 1999

10.4	Second Amended and Restated Allied Capital Corporation Warrant dated October 28, 2003

10.5	Securities Purchase Agreement dated as of October 28, 2003 by and among J.H. Whitney Mezzanine Fund, L.P. and J.H. Whitney Mezzanine Debt Fund, L.P., Allied Capital Corporation and Mercury Air Group, Inc.

10.6	Second Amended and Restated J.H. Whitney Mezzanine Fund, L.P. Warrant dated October 28, 2003

99.1	Press Release dated October 28, 2003

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2003	MERCURY AIR GROUP, INC.

	By:	/s/ Robert Schlax

Robert Schlax
Chief Financial Officer
(Principal Accounting Officer)

4